                                                                      Exhibit 11


                              CASULL ARMS CORPORATION
                      COMPUTATION OF NET LOSS PER COMMON SHARE

                                                                               February 28, 1997
                                                                    ----------------------------------------
                                                                        Days              Weighted Avg.
                                                        Shares      Outstanding(1)     Shares Outstanding(2)
                                                      ---------     --------------     ---------------------
Shares issued to founders on August 7, 1996             573,750           205                 532,212

Cheap stock consideration for shares issued to
  founders                                              564,188            16                  40,846

Shares issued in private placement through
  October 1996                                        1,133,333           157                 805,128

Cheap stock consideration for shares issued
 in private placement                                   566,666            64                 164,102
                                                                                           -----------
         Weighted average shares
           outstanding                                                                      1,542,288

         Net loss for period                                                               $ (173,731)
                                                                                           -----------
         Net loss per common share                                                         $    (0.11)
                                                                                           -----------
                                                                                           -----------

(1) Days outstanding for shares issued in private placement represents weighted average days outstanding for private placement share issuances which occurred in September and October, 1996.

(2) Weighted average shares based on days for the period July 23, 1996 (date of incorporation) through February 28, 1997.